CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated January 3, 2017 on the statement of assets and liabilities of the State Trust – Enhanced Ultra Short Duration Mutual Fund (the "Fund"), a series of State Trust, as of January 30, 2017 and to all references to our firm included in or made part of this Pre-Effective Amendment No. 2 under the Securities Act of 1933 and Pre-Effective Amendment No. 2 under the Investment Company Act of 1940 to the Fund’s Registration Statement (File Nos. 333-212580 and 811-23173) on Form N-1A.

Abington, Pennsylvania

January 30, 2017